Exhibit 5.1

Suite 900 1331 NW Lovejoy Street Portland, OR 97209-3280 503-226-1191 Fax 503-226-0079 www.aterwynne.com

May 6, 2011

Board of Directors

Pixelworks, Inc.

224 Airport Parkway, Suite 400

San Jose, CA 95110

Gentlemen:

We have acted as special counsel to Pixelworks, Inc., an Oregon corporation (the “Company”), in connection with the offer and sale of up to 4,197,500 shares (the “Shares”) of the Company’s common stock, $0.001 par value, pursuant to the terms of an underwriting agreement dated May 6, 2011 between the Company and Roth Capital Partners, LLC.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement on Form S-3 (File No. 333-170768) filed by the Company on November 22, 2010 (including documents incorporated by reference therein, the “Registration Statement”); (ii) the Company’s prospectus, filed November 22, 2010 and declared effective December 2, 2010 (including the documents incorporated by reference therein, the “Base Prospectus”), which forms a part of the Registration Statement; (iii) the Company’s preliminary prospectus supplement dated May 5, 2011 (including the documents incorporated by reference therein, the “Preliminary Prospectus Supplement”), (iv) the Company’s prospectus supplement, dated May 6, 2011 (including the documents incorporated by reference therein, the “Final Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”), relating to the offering of the Shares; and (v) such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion. Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the Shares been duly authorized and when issued and sold in the manner described in the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Base Prospectus and the Prospectus Supplement.

Very truly yours,

/s/ Ater Wynne LLP

Ater Wynne LLP

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